SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	November 14, 2005 ----------------------

SAN DIEGO GAS & ELECTRIC COMPANY
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-3779 --------------------------------	95-1184800 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

8330 CENTURY PARK COURT, SAN DIEGO, CA ------------------------------------------------------------------	92123 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 8.01 Other Events

The following information supplements the information contained in the Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005 filed by San Diego Gas & Electric Company with the Securities and Exchange Commission.

On November 14, 2005, San Diego Gas & Electric Company, a subsidiary of Sempra Energy, commenced a public offering of $250 million aggregate principal amount of its First Mortgage Bonds. The prospectus supplement for the offering contains the following brief discussion of various California energy crisis era legal proceedings relating to Sempra Energy and its subsidiaries.

California Energy Crisis Era Legal Proceedings

The California energy crisis of 2000 and 200l generated numerous lawsuits, governmental investigations and regulatory proceedings involving numerous energy companies, including Sempra Energy and its subsidiaries. These proceedings include:

    Class action antitrust litigation against Sempra Energy, San Diego Gas & Electric Company and Southern California Gas Company alleging that they conspired to restrict natural gas supplies to California and claiming damages of $23 billion after applicable trebling, for which an initial jury trial began in October 2005;
    Investigations and regulatory proceedings by the California Attorney General, the California Public Utilities Commission and the Federal Energy Regulatory Commission with respect to possible anti-competitive behavior by Sempra Energy, San Diego Gas & Electric Company, Southern California Gas Company, Sempra Generation and Sempra Commodities; and
    Litigation, arbitration and regulatory proceedings asserting claims of breach of contract and misrepresentation and seeking to recover damages and to reform or invalidate Sempra Generation's long-term agreement to supply electricity to the California Department of Water Resources.

Sempra Energy and its subsidiaries have been engaged in settlement negotiations with multiple parties seeking to achieve a comprehensive resolution of many of these proceedings, but there can be no assurance that these negotiations will be successful or that they will continue. A settlement could be concluded or negotiations abandoned at any time in the future. Based on statements made in the course of these negotiations, it is likely that, if the negotiations are unsuccessful, additional litigation and legal proceedings will be instituted against Sempra Energy and its subsidiaries by the California Attorney General, regulatory agencies and other parties.

Sempra Energy and its subsidiaries have expended and continue to expend substantial amounts with respect to these proceedings. At September 30, 2005, they had accrued $554 million (including $78 million accrued at San Diego Gas & Electric Company and $157 million at Southern California Gas Company) to provide for the estimated costs of resolving these and other matters related to the California energy crisis, almost all of which pertains to proceedings that are ongoing. However, the uncertainties inherent in complex legal proceedings and, in particular, jury trial litigation make it difficult to estimate with any degree of certainty the costs and effects of resolving these matters. Accordingly, costs ultimately incurred may differ materially from estimated costs and could materially adversely affect the company's business, cash flows, results of operations and financial condition.

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Additional information regarding these and other legal proceedings is contained in the Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005 filed by San Diego Gas & Electric Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

San Diego Gas & Electric Company

Date: November 14, 2005	By: /s/ S.D. Davis -----------------------------------------
S.D. Davis Sr. Vice President-External Relations and Chief Financial Officer